Exhibit 99.3

IRREVOCABLE PROXY

From and after the date hereof and until the Termination Date (as defined below), on which date this irrevocable proxy (the “Proxy”) will terminate and be of no further force or effect, the undersigned stockholder (“Stockholder”) of ALTEROLA BIOSCIENCES, INC., a Nevada corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by Nevada law) grants to, and appoints, BRIGHT GREEN CORPORATION, a Delaware corporation (the “Buyer”), and any designee of Buyer, and each of them individually, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and re-substitution, to vote the Subject Shares (as defined in the Voting Agreement) or to issue instructions to the record holder to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares or issue instructions to the record holder to grant a consent or approval in respect of the Subject Shares, in a manner consistent with Section 2.2 of the Voting Agreement (as defined below). For the avoidance of doubt, this appointment of Proxy only applies to the matter of voting upon the aspects regarding the “Merger” and “Merger Agreement” (as defined in the Voting Agreement). It does not apply to the Stockholder’s voting on any other business matters pertaining to the Company. This Proxy and its continuance of grant is contingent upon BRIGHT GREEN CORPORATION ensuring that the terms of the deal for the complete acquisition of Alterola Biotech Inc. are of no less value than as specified in the BRIGHT GREEN CORPORATION Press Release dated August 30, 2022 and the terms of the signed Letter of Intent (dated August 25, 2022) between the Company and the Buyer where the valuation of the Company was determined to be US$50 million. Subject to confirmation of each Company shareholder qualifying as an “accredited investor”, it is anticipated that the balance of the Enterprise value of the Company will be paid as 20% of each shareholding in cash and the remaining 80% in BRIGHT GREEN CORPORATION stock, but the combination of stock and cash to be paid as consideration may be subject to change as required by law and following the assessment and qualification of each shareholder. For the avoidance of doubt, the final division of payment may be altered in order to comply with applicable law, including based on whether any Company shareholders are determined not to meet the requirements of being an “accredited investor”, and the balance of the consideration will be determined following this assessment and included in the definitive agreement prior to close of a Merger.

Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares relating to the voting rights expressly provided herein pertaining to the “Merger” and “Merger Agreement” are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares relating to such voting rights pertaining to the “Merger” and “Merger Agreement” at any time prior to the Termination Date, on which date this proxy will terminate and be of no further force or effect.

This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Voting Agreement (as amended from time to time, the “Voting Agreement”) of even date herewith, by and among Buyer and Stockholder, and is granted in consideration of Buyer entering into the Merger Agreement (as defined in the Voting Agreement). As used herein, the term “Termination Date,” and all capitalized terms used herein and not otherwise defined, will have the meanings set forth in the Voting Agreement. The Stockholder agrees that this Proxy will be irrevocable until the Termination Date, on which date this proxy will terminate and be of no further force or effect, and is coupled with an interest sufficient at law to support an irrevocable proxy and given to Buyer as an inducement to enter into the Merger Agreement and, to the extent permitted under applicable law, will be valid and binding on any Person to whom Stockholder may transfer any of his, her or its Subject Shares whether as permitted by or in breach of the Voting Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Termination Date, on which date this Proxy will terminate and be of no further force or effect, to act as the undersigned’s attorney and proxy to vote the Subject Shares, and to exercise all voting and other rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents pursuant to Nevada law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in a manner consistent with Section 2.2 of the Voting Agreement. Provided, however, that this Proxy will not limit the right of any Stockholder to vote at any meeting or to act by written consent in a manner consistent with the Voting Agreement.

This Proxy will be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Subject Shares), and all authority herein conferred or agreed to be conferred will survive the death or incapacity of the Stockholder.

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof will, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

With respect to any Subject Shares that are Beneficially Owned (as defined in the Voting Agreement) by the Stockholder but are not held of record by the Stockholder, the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this proxy with respect to such Subject Shares.

(Signature page follows)

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Dated: October 03, 2022

INDIVIDUAL:	PARTNERSHIP, CORPORATION, LLC, TRUST OR OTHER ENTITY:

(Print Name)	PHYTO

By:

Name:
(Signature)
Title:

Address:
(Jurisdiction of Residence)
Email Address:

EQUIPPED

By:

Name:

Title:

Address:

Email Address:

TPR

By:

Name:

Title:

Address:

Email Address:

Signature Page to Irrevocable Proxy